Exhibit 10.34

SIXTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

This SIXTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of January 9, 2014, by and among VIRCO MFG. CORPORATION, a Delaware corporation (“VMC”), VIRCO INC., a Delaware corporation (“Virco”, and together with VMC, “Borrowers” and, each individually, a “Borrower”), the financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (collectively, “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”), with respect to the following:
A.Borrowers, Lenders and Agent have previously entered into that certain Revolving Credit and Security Agreement, dated as of December 22, 2011 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”).
B.The Fifth Amendment amended the minimum EBITDA covenant under Section 6.5 of the Credit Agreement. However, Borrowers and Agent believe that the minimum EBITDA covenant required for the period ending January 31, 2014 did not reflect the parties mutual intent and now desire to to revise Section 6.5 as set forth in this Amendment.
C.Borrowers have also requested that Agent and Lenders amend the definition of “Peak Season” and make certain other changes to the Credit Agreement. Agent and Lenders are agreeable to the Borrowers’ requests but only on the terms and conditions set fort below.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement, the Loan Documents and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Definitions Incorporated. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Credit Agreement, as amended hereby.
2.Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)The following new definitions are hereby added to Section 1.2 of the Credit Agreement in proper alphabetical order to read as follows:
“‘Sixth Amendment’ means the Sixth Amendment to Revolving Credit and Security Agreement dated as of January 9, 2104 among Borrowers, the Lenders party thereto and Agent.”
“‘Sixth Amendment Date’ means January 9, 2014.”
(b)The text of the table set forth in clause (c) of Section 6.5 of the Credit Agreement with respect to the fiscal periods and minimum EBITDA are hereby amended and restated to read as follows:

“Fiscal Month Period and Fiscal Month End	EBITDA
Twelve consecutive fiscal months ending January 2013	$2,100,000
Fiscal month ending February 2013	Not Measured
Two consecutive fiscal months ending March 2013	Not Measured
Three consecutive fiscal months ending April 2013	$(4,755,000)
Four consecutive fiscal months ending May 2013	Not Measured
Five consecutive fiscal months ending June 2013	Not Measured
Six consecutive fiscal months ending July 2013	$4,200,000
Seven consecutive fiscal months ending August 2013	$9,380,000
Eight consecutive fiscal months ending September 2013	$9,609,000
Nine consecutive fiscal months ending October 2013	$9,653,000
Ten consecutive fiscal months ending November 2013	Not Measured
Eleven consecutive fiscal months ending December 2013	Not Measured
Twelve consecutive fiscal months ending January 2014	$5,593,000”

In all other respects, Section 6.5(c) of the Credit Agreement remains in full force and effect in accordance with its terms.
As stated in the Fifth Amendment, with respect to Sections 6.5(a), 6.5(b) and 6.5(c), Agent will establish new covenants for the periods following January, 2014 based on, but not exclusively, Borrowers’ projected operating budget for the 2014 fiscal year. Agent will consult with Borrowers regarding the creation of the new covenants but Borrowers’ consent to the covenants established by Agent will not be required.
(d)    The definition of “Peak Season” as set forth in Section 1.2 of the Credit Agreement is hereby amended and restated to read as follows:
“‘Peak Season’ means the period from January 1 through August 31 of each fiscal year of the Borrowers.”
3.Section 2.1(a).    Section 2.1(a) of the Credit Agreement is hereby amended and restated to read as follows:
“(a)    Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement, including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the applicable Maximum Revolving Advance Amount at such time, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:
(i)up to 85%, subject to the provisions of Section 2.1(b) (“Receivables Advance Rate”), of Eligible Receivables, plus
(ii)up to the lesser of (A) 60%, subject to the provisions of Section 2.1(b) hereof, of the value of the Eligible Inventory (“Inventory Advance Rate” and together with the Receivables Advance Rate, collectively, the “Advance Rates”), (B) 85% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its discretion, reasonably exercised) or (C) the applicable Inventory Sublimit (provided, that (A) the amount of Eligible ATS Inventory included in this clause (ii) shall not exceed $7,000,000 and (B) the amount of Eligible Work In Process Inventory included in this clause (ii) shall not exceed $1,000,000), plus
(iii)with respect to each fiscal year of the Borrowers, during the respective period set forth below for such fiscal year, the amount applicable to such period

Period	Amount
January 1 through February 28 (29)	$8,000,000
March	$11,000,000
April	$14,000,000
May	$14,000,000
June	$11,000,000
July	$8,000,000
August 1 through 15	$4,000,000

plus
(iv)        the Temporary Equipment Line, minus
(v)    the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus
(vi)    Reserves.
The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii), (iii) and (iv) minus (y) Section 2.1 (a)(y)(v) and (vi) at any time and from time to time shall be referred to as the ‘Formula Amount’. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the ‘Revolving Credit Notes’) substantially in the form attached hereto as Exhibit 2.1(a).”
4.Amendment Fee. On the date hereof, Borrowers shall pay to Agent, in addition to all other fees and charges set forth in the Credit Agreement, a non-refundable amendment fee of $15,000, which fee may be charged to the Borrowers’ Account as a Revolving Advance (the “Amendment Fee”).
5.Conditions Precedent. The obligations of Agent and Lenders hereunder, and this Amendment, will be effective on the date (the “Sixth Amendment Effective Date”) of satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to Agent:
(a)Representations and Warranties. The representations and warranties contained herein and in the Credit Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date, in which case each such representation and warranty shall be true and correct in all material respects as of such specific date;
(b)No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;
(c)Amendment. Borrowers shall have delivered to Agent an executed original of this Amendment;
(d)Company Proceedings of Borrowers. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Amendment certified by the Secretary or an Assistant Secretary of each Borrower as of the Sixth Amendment Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(e)Fees. Borrowers shall have paid the Amendment Fee, or in Agent’s discretion, Agent shall have charged the Amendment Fee to the Borrowers’ Account as a Revolving Advance; and
(f)Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Agent and its counsel.
6.Representations and Warranties. To induce Lenders and Agent to enter into this Amendment, each Borrower represents and warrants to Lenders and Agent as of the date hereof as follows:
(a)Such Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder. This Amendment has been duly executed and delivered by such Borrower and the Credit Agreement, as amended by this Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (i) are within such Borrower’s powers, have been duly authorized by all necessary company action, are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation, or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, (ii) will not conflict with or violate any law or regulation, or any judgment, order, writ, injunction or decree of any court or Governmental Body, (iii) will not require the Consent of any Governmental Body or any other Person, except those Consents which will have been duly obtained, made or compiled prior to date hereof and which are in full force and effect, and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any material agreement, charter document, instrument, by-law or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound.
(b)After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case each such representation and warranty is true and correct in all material respects as of such specific date, and no Default or Event of Default has occurred and is continuing.
7.Reaffirmation. Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect in accordance with their respective terms and are hereby ratified, reaffirmed and confirmed by Borrowers.
8.Events of Default. Any failure to comply with the terms of this Amendment will constitute an Event of Default under the Credit Agreement.
9.Integration. This Amendment, together with the Credit Agreement and the Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
10.Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
11.Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or Lenders to amend or otherwise modify any of the provisions of the Credit Agreement and this Amendment shall have no binding force or effect until the Sixth Amendment Effective Date.
12.Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
13.Governing Law. This Amendment is a Loan Document and is governed by the Applicable Law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance on, among other things, Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other Applicable Law.

14.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrowers, Lenders, Agent, and all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Agent.
15.Attorneys’ Fees; Costs. Borrowers agree to promptly pay, upon written demand, all reasonable and documented attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.
16.Jury Trial Waiver. To the extent not prohibited by applicable law, each party to this Amendment hereby expressly waives any right to trial by jury of any claim, demand, action, or cause of action (a) arising under this Amendment or any other instrument, document, or agreement executed or delivered in connection herewith, or (b) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Amendment or any other instrument, document, or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise and each party hereto hereby consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury, and that any party to this Amendment may file an original counterpart or a copy of this Section with any court as written evidence of the consents of the parties hereto to the waiver of their right to trial by jury. Without limiting the applicability of any other provision of the Credit Agreement, the terms of Article XII of the Credit Agreement shall apply to this Amendment.
17.Total Agreement. This Amendment, the Credit Agreement, and the other Loan Documents contain the entire understanding among Borrowers, Lenders and Agent and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties, or guarantees not herein contained and hereinafter made have no force and effect unless in writing, signed by Borrowers’ and Agent’s respective officers. Neither this Amendment nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Amendment and the other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.
VIRCO MFG. CORPORATION,
a Delaware corporation, as a Borrower

By:_____/s/Robert E. Dose_______
Name: Robert E. Dose
Title: Vice President

VIRCO INC.,
a Delaware corporation, as a Borrower

By: _____/s/Robert E. Dose_______
Name: Robert E. Dose
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By:_____/s/Jeanette Vandenbergh___
Name:    Jeanette Vandenbergh
Title:     Vice President